As filed with the Securities and Exchange Commission on February 20, 2008
Registration No. 333- 149298

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM F-10
REGISTRATION STATEMENT
Under the Securities Act of 1933

CATALYST PAPER CORPORATION
(Exact name of Registrant as specified in its charter)

Canada	2621	98-01-38030
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3600 Lysander Lane, 2nd Floor, Richmond, British Columbia, Canada V7B 1C3
(604) 247-4400
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8700
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Valerie Seager, Esq. Vice President and General Counsel Catalyst Paper Corporation 2nd Floor, 3600 Lysander Lane Richmond, BC V7B 1C3 Canada (604) 247-4400 (604) 247-0512 (fax)	Jeffrey Bagner, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 (212) 859-8000 (212) 859-4000 (fax)	Peter C. Kalbfleisch, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street P.O. Box 49314 Suite 2600, Three Bentall Centre Vancouver, BC V7X 1L3 Canada (604) 631-3300 (604) 631-3309 (fax)

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

     It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)
B.	☑	At some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☑	after the filing of the next amendment to this Form (if preliminary material is being filed).
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS PROVIDED IN RULE 467 UNDER THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) OF THE ACT, MAY DETERMINE.

EXPLANATORY NOTE

     The sole purpose of this Amendment No. 1 to the Registration Statement on Form F-10 dated February 19, 2008 is to substitute the Province of British Columbia, Canada as the principal jurisdiction regulating this offering in lieu of the Province of Ontario, Canada, which had been included in the Registrant’s Registration Statement on Form F-10 as filed with the Securities and Exchange Commission on February 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement on Form F-10 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Province of British Columbia, Canada, on this 20th day of February, 2008.

CATALYST PAPER CORPORATION
By:	/s/ Valerie Seager
	Name:	Valerie Seager
	Title:	Vice-President and General Counsel
     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement on Form F-10 has been signed by the following persons in the capacities indicated on this 20th day of February, 2008

Signature	Title

* Richard Garneau	President and Chief Executive Officer and Director (principal executive officer)

* David Smales	Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

* Michel Desbiens	Chairman of the Board

* Thomas S. Chambers	Director

* Gary Collins	Director

* Benjamin Duster IV	Director

* Neal P. Goldman	Director

* Denis Jean	Director

* Jeffrey Marshall	Director

* Amit Wadhwaney	Director

*By:	/s/ Valerie Seager
Valerie Seager
As Attorney-in-Fact

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement on Form F-10 to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Catalyst Paper Corporation in the United States, City of New York, New York, on February 20, 2008.

CT CORPORATION SYSTEM
By:	/s/ Madonna Cuddihy
	Name:	Madonna Cuddihy
	Title:	Special Assistant Secretary